                                                                       EXHIBIT 4
                                                               EXECUTION VERSION

                               THIRD AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of May 5, 2006 (the "Effective Date") by and among Park-Ohio Industries, Inc., an Ohio corporation (the "Company"), the other Loan Parties (as defined in the Credit Agreement (as defined below)), the Lenders (as defined in the Credit Agreement), and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), a national banking association (the "Agent").

         WHEREAS, the Company, the other Loan Parties, the Lenders, and the Agent entered into a certain Amended and Restated Credit Agreement dated as of November 5, 2003, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 30, 2004 and as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 29, 2004 (as amended, and as may from time to time be further amended, restated, modified, or supplemented, the "Credit Agreement");

         WHEREAS, the Company, the other Loan Parties, the Lenders, and the Agent have agreed to amend the Credit Agreement as set forth herein; and

         WHEREAS, the defined terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement;

         NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the parties hereby agree as follows:

         1. Amendment to the Pricing Schedule. Effective as of April 1, 2006, the Pricing Schedule attached to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the Pricing Schedule attached hereto and titled "Second Amended Pricing Schedule".

         2. Waiver. The Agent and the Lenders acknowledge and consent to that certain Sale and Leaseback Transaction for a laser cutter entered into by the Company in December, 2005. The Agent and the Lenders agree to waive any Default and to forbear from taking any action in connection with such Sale and Leaseback Transaction. Except as otherwise waived hereunder, the Agent and the Lenders reserve the right to invoke fully any and all of their respective rights, remedies, powers and privileges under the Credit Agreement and all other Loan Documents at any time in the exercise of their sole and absolute discretion.

         3. Representations and Warranties. Each Loan Party represents and warrants to the Agent and the Lenders that (a) it has the power and authority and legal right to execute and deliver this Amendment, (b) the execution and delivery by such Loan Party of this Amendment, and the performance of its obligations hereunder, have been duly authorized by proper proceedings, and (c) this Amendment constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except as the same may be subject to general principles of equity.

         4. General Terms. This Amendment shall be effective as of the Effective Date. Except as specifically amended herein, directly or be reference, all of the terms and conditions set forth in the Credit Agreement are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws. The Credit Agreement and all other Loan Documents shall remain in full force and effect in all respects as if the unpaid balance of the principal outstanding, together with interest accrued thereon, had originally been payable and secured as provided for therein, as amended from time to time as modified by this Amendment. Nothing herein shall affect or impair any rights and powers which the Company, and Loan Party, and Lender or the Agent may have under the Credit Agreement and any and all other Loan Documents.

         5. No Effect. The parties hereto agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Credit Agreement and/or any other instruments evidencing, securing or related to the Obligations.

         6. Consideration. The Company hereby agrees to reimburse the Agent for any and all reasonable out-of-pocket costs, fees and expenses incurred in connection with this Amendment, including, without limitation, reasonable attorney's fees.

         7. Counterparts; Facsimile Signatures; Headings. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all parties, notwithstanding that the parties are not signatories to the same counterpart. The parties may execute this Amendment by facsimile, and all such facsimile signatures shall have the same force and effect as manual signatures delivered in person. Headings and footers in this Amendment are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Company, the other Loan Parties, the Lenders and the Agent have executed this Agreement as of the date first above written.


                            DOMESTIC BORROWER:

                            PARK-OHIO INDUSTRIES, INC.


                            By:  /s/Richard Paul Elliott
                                -------------------------------------------
                            Name:    Richard Paul Elliott
                                  -----------------------------------------
                            Title: Vice President & Chief Financial Officer
                                   ----------------------------------------




                            CANADIAN BORROWER:

                            RB&W CORPORATION OF CANADA

                            By: /s/ Richard Paul Elliott
                                -------------------------------------------
                            Name: Richard Paul Elliott
                                  -----------------------------------------
                            Title: Vice President & Treasurer
                                   ----------------------------------------

                            UK BORROWERS:

                            AJAX TOCCO INTERNATIONAL
                            LIMITED

                            By: /s/Richard Paul Elliott
                                -------------------------------------------
                            Name: Richard Paul Elliott
                                  -----------------------------------------
                            Title: Vice President & Treasurer
                                   ----------------------------------------




                            INTEGRATED LOGISTICS SOLUTIONS LIMITED

                            By: /s/Richard Paul Elliott
                                -------------------------------------------
                            Name: Richard Paul Elliott
                                  -----------------------------------------
                            Title: Vice President & Treasurer
                                   ----------------------------------------

                             DOMESTIC SUBSIDIARIES:

THE AJAX MANUFACTURING COMPANY                                      PARK AVENUE TRAVEL LTD.
AJAX TOCCO MAGNETHERMIC CORPORATION                                 PARK-OHIO FORGED & MACHINED PRODUCTS LLC
ATBD, INC.                                                          PARK-OHIO PRODUCTS, INC.
BLUE FALCON TRAVEL, INC.                                            PHARMACEUTICAL LOGISTICS INC.
THE CLANCY BING COMPANY                                             PHARMACY WHOLESALE LOGISTICS, INC.
CONTROL TRANSFORMER, INC.                                           PMC INDUSTRIES CORP.
DONEGAL BAY LTD.                                                    PMC-COLINET, INC.
FECO, INC.                                                          P-O REALTY LLC
FORGING PARTS & MACHINING COMPANY                                   POVI L.L.C.
GATEWAY INDUSTRIAL SUPPLY LLC                                       PRECISION MACHINING CONNECTION LLC
GENERAL ALUMINUM MFG. COMPANY LLC                                   RB&W LTD.
ILS TECHNOLOGY LLC                                                  RB&W MANUFACTURING LLC
INTEGRATED HOLDING COMPANY                                          RED BIRD, INC.
INTEGRATED LOGISTICS HOLDING COMPANY                                SOUTHWEST STEEL PROCESSING LLC
INTEGRATED LOGISTICS SOLUTIONS, INC.                                SUMMERSPACE, INC.
INTEGRATED LOGISTICS SOLUTIONS LLC                                  TOCCO, INC.
LALLEGRO, INC.                                                      TRICKERATION, INC.
LEWIS & PARK SCREW & BOLT COMPANY                                   WB&R ACQUISITION COMPANY, INC.


                                      By: /s/Richard Paul Elliott
                                          --------------------------------------
                                      Name: Richard Paul Elliott
                                            ------------------------------------
                                      Title:   Vice President & Treasurer
                                               ---------------------------------

                                      CANADIAN SUBSIDIARIES:

                                      AJAX TOCCO MAGNETHERMIC CANADA LIMITED


                                      By: /s/Richard Paul Elliott
                                          --------------------------------------
                                      Name: Richard Paul Elliott
                                            ------------------------------------
                                      Title: Vice President & Treasurer
                                             -----------------------------------


                                      INTEGRATED LOGISTICS COMPANY OF CANADA


                                      By: /s/Richard Paul Elliott
                                          --------------------------------------
                                      Name: Richard Paul Elliott
                                            ------------------------------------
                                      Title: Vice President & Treasurer
                                             -----------------------------------


                                      RB&W LOGISTICS CANADA, INC./
                                      LOGISTIQUE RB&W CANADA, INC.


                                      By: /s/Richard Paul Elliott
                                          --------------------------------------
                                      Name: Richard Paul Elliott
                                            ------------------------------------
                                      Title: Vice President & Treasurer
                                             -----------------------------------

                                      LENDERS:

                                      JPMORGAN CHASE BANK, N.A.
                                      Individually, as the Agent, a Lender,
                                      and LC Issuer

                                      By: /s/David J. Waugh
                                          --------------------------------------
                                      Name: David J. Waugh
                                            ------------------------------------
                                      Title:   Vice President
                                               ---------------------------------


                                      KEYBANK NATIONAL ASSOCIATION
                                      as Syndication Agent

                                      By: /s/John P. Dunn
                                          --------------------------------------
                                      Name: John P. Dunn
                                            ------------------------------------
                                      Title:   Vice President
                                               ---------------------------------


                                      CITIZENS BANK OF PENNSYLVANIA
                                      as a Lender

                                      By: /s/Paul Rebholz
                                          --------------------------------------
                                      Name: Paul Rebholz
                                            ------------------------------------
                                      Title:   Vice President
                                               ---------------------------------


                                      U.S. BANK NATIONAL ASSOCIATION
                                      as a Lender

                                      By: /s/Joseph J. Scaglione
                                          --------------------------------------
                                      Name: Joseph J. Scaglione
                                            ------------------------------------
                                      Title:   Vice President
                                               ---------------------------------

                                      PNC BUSINESS CREDIT
                                      as a Lender

                                      By: /s/Douglas Hoffman
                                          --------------------------------------
                                      Name: Douglas Hoffman
                                            ------------------------------------
                                      Title: Vice President
                                             -----------------------------------


                                      HARRIS TRUST & SAVINGS BANK
                                      as a Lender

                                      By: /s/William J. Kennedy
                                          --------------------------------------
                                      Name: William J. Kennedy
                                            ------------------------------------
                                      Title:   Vice President
                                               ---------------------------------


                                      FIFTH THIRD BANK
                                      as a Lender

                                      By: /s/Roy C. Lanctot
                                          --------------------------------------
                                      Name: Roy C. Lanctot
                                            ------------------------------------
                                      Title:   Vice President
                                               ---------------------------------


                                      NATIONAL CITY BUSINESS CREDIT, INC.
                                      as a Lender

                                      By: /s/Jason Hanes
                                          --------------------------------------
                                      Name: Jason Hanes
                                            ------------------------------------
                                      Title:   Senior Associate
                                               ---------------------------------

                         SECOND AMENDED PRICING SCHEDULE

------------------------------------------------------------------------------------------------------------------------------------
                                                              APPLICABLE MARGIN                              APPLICABLE FEE
                                                                                                                  RATE
------------------------------------------------------------------------------------------------------------------------------------
    LEVEL           DEBT SERVICE        EURODOLLAR MARGIN            ABR                EURODOLLAR          UNUSED COMMITMENT FEE
                   COVERAGE RATIO          RELATING TO              MARGIN         MARGIN APPLICABLE TO
                    (TRAILING 4             DOMESTIC            APPLICABLE TO         FIXED ASSET AND
                     QUARTERS)              REVOLVING        FLOATING RATE LOANS      CAPEX ADVANCES
                                           LOANS OTHER
                                            THAN FOR
                                           FIXED ASSET
                                            AND CAPEX
                                            ADVANCES
------------------------------------------------------------------------------------------------------------------------------------
                  less than or equal
      5            to 1.25 to 1.00            1.75%                   0%                   2.00%                    0.25%
------------------------------------------------------------------------------------------------------------------------------------
                     greater than
      4            1.25 to 1.00 but           1.50%                   0%                   1.75%                    0.25%
                 Less than or equal to
                     1.50 to 1.00
------------------------------------------------------------------------------------------------------------------------------------
                     greater than
      3            1.50 to 1.00 but           1.25%                   0%                   1.50%                   0.125%
                      Less than
                      70 to 1.00
------------------------------------------------------------------------------------------------------------------------------------
               greater than or equal to
      2            1.70 to 1.00 but           1.00%                   0%                   1.25%                   0.125%
                less than or equal to
                     1.90 to 1.00
------------------------------------------------------------------------------------------------------------------------------------
                     greater than
      1              1.90 to 1.00             0.75%                   0%                   1.00%                   0.125%
------------------------------------------------------------------------------------------------------------------------------------

         "Financials" means the annual or quarterly financial statements of the Domestic Borrower delivered pursuant to Section 6.1 of the Credit Agreement.

         The applicable margins and fees shall be determined in accordance with the foregoing table based on the Domestic Borrower's most recent Financials. Adjustments, if any, to the applicable margins fees shall be effective five Business Days after the Agent has received the applicable Financials. If the Domestic Borrower fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the applicable margins and fees shall be the highest applicable margins and fees set forth in the foregoing table until five days after such Financials are so delivered.






                                Pricing Schedule